Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in the Registration Statement on Form S-8 pertaining to the Vaxart, Inc. 2019 Equity Incentive Plan and the Vaxart, Inc. 2022 Employee Stock Purchase Plan, of our report dated February 25, 2021 relating to the consolidated financial statements of Vaxart, Inc. for each of the two years in the period ended December 31, 2020, included in its Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ OUM & CO. LLP

San Francisco, California

October 21, 2022